UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 20, 2007

Date of Report (date of earliest event reported)

XTENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33282	41-2047573
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

125 Constitution Drive

Menlo Park, California 94025-1118

(Address of principal executive offices)

(650) 475-9400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On June 20, 2007, XTENT, Inc. (the “Company”) held its annual meeting of stockholders.  At that meeting, Gregory D. Casciaro was re-elected to serve as a Class I director until the 2010 stockholders’ meeting.  As the Company reported in its proxy statement filed with the Securities and Exchange Commission on April 27, 2007, the Company’s other incumbent Class I director, Patrick F. Latterell, chose not to stand for re-election, and therefore, effective June 20, 2007, Mr. Latterell no longer serves on the Company’s board of directors or on its Nominating and Corporate Governance Committee.  Mr. Latterell’s decision to forego another term on the Company’s board of directors was not the result of any disagreement between Mr. Latterell and the Company’s board of directors or management.  Following the June 20, 2007 annual meeting of stockholders, the Company’s board of directors now consists of seven directors.  The Company has one vacancy for a Class I director on its board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTENT, INC.

Date: June 22, 2007	By:	/s/ Timothy D. Kahlenberg
Timothy D. Kahlenberg
Chief Financial Officer